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Notice of Grant of Stock Options               Actuate Software Corporation
and Option Agreement                           ID: 94-3193197
                                               999 Baker Way
                                               Suite 270
                                               San Mateo, CA 944 04

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Nicholas Nierenberg
2295 Sky Farm Dr.                              Option Number:  000376
Hillsborough, CA 94010                         Plan:           1998
                                               ID:             72

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Effective 12/11/98, you have been granted a(n) Non-Qualified Stock Option to buy
100,000.00 shares of Actuate Software Corporation (the Company) stock at
$14.1250 per share.

The total option price of the shares granted is $1,412,500.00.00.

Shares in each period will become fully vested on the date shown.

              Shares           Vest Type           Full Vest         Expiration
            ---------        ------------          ---------         ----------
            20,000.00        On Vest Date           12/11/99           12/11/08
            80,000.00             Monthly           12/11/03           12/11/08

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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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Actuate Software Corporation                    Date



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Nicholas Nierenberg                             Date


                                                                 Date: 1/15/99
                                                              Time: 3:03:36 PM